Exhibit 99.1

FOR IMMEDIATE RELEASE

ELLIE MAE REPORTS SECOND QUARTER 2017 RESULTS
Revenue Up 16% to $104.1 million

PLEASANTON, Calif. - July 27, 2017 - Ellie Mae® (NYSE:ELLI), a leading provider of innovative on-demand software solutions and services for the residential mortgage industry, today reported results for the second quarter ended June 30, 2017.

Second Quarter 2017 Highlights

•	Revenue of $104.1 million, up 16% from $90.1 million in 2016

•	Net income of $18.8 million[1], up from $10.6 million in 2016

•	Adjusted EBITDA of $35.8 million, up 16% from $30.9 million in 2016

•	9,600 Encompass seats booked

“Despite mortgage volumes being down 8% in the second quarter, we were able to grow revenue 16% year-over-year and increased revenue 20% in the first half of the year with volumes down 3%,” said Jonathan Corr, president and CEO of Ellie Mae. “We continued to increase share with another 9,600 seats booked as lenders embrace our platform’s all-in-one value proposition. Moreover, with our investments in Encompass NG, we are extending our technology lead even further.”

“The mortgage market is in the process of transitioning from a refi centric one to a purchase driven one. Some of our customers experienced closed loan volume lower than we expected in the second quarter as they dealt with declining refi volume, while the tight housing inventory held back purchase volume. We also saw some enterprise customers, which comprise an increasing portion of our customer base, take longer to ramp on our platform than planned. These factors led to a lower closed loan volume than expected, so we are resetting assumptions for the year as the market completes this transition. Beyond this year, we expect the market to normalize and for our business to resume stronger growth,” concluded Mr. Corr.

Financial Results
Total revenue for the second quarter of 2017 was $104.1 million, compared to $90.1 million for the second quarter of 2016. Net income for the second quarter of 2017 was $18.8 million1, or $0.52 per diluted share, compared to $10.6 million, or $0.34 per diluted share, for the second quarter of 2016. Second quarter 2017 net income reflects the impact of changes to the GAAP tax treatment of stock compensation benefits.

________________
1 Please see paragraph titled, “Note Regarding Employee Share-Based Payment Accounting Standard.”

On a non-GAAP basis, adjusted net income for the second quarter of 2017 was $18.2 million, or $0.51 per diluted share, compared to $16.8 million, or $0.54 per diluted share, for the second quarter of 2016. Adjusted EBITDA for the second quarter of 2017 was $35.8 million, compared to $30.9 million for the second quarter of 2016. GAAP and non-GAAP per share results for the quarter ended June 30, 2017 include the effect of an additional 3.2 million shares from the follow-on offering in August 2016.

Third Quarter and Full Year 2017 Financial Outlook
For the third quarter of 2017, our revenue is expected to be in the range of $104.0 million to $106.0 million. Net income is expected to be in the range of $7.0 million to $8.0 million, or $0.19 to $0.22 per diluted share. Adjusted net income is expected to be in the range of $13.9 million to $15.1 million, or $0.38 to $0.41 per diluted share, which reflects the non-GAAP tax adjustment. Adjusted EBITDA is expected to be in the range of $30.4 million to $32.4 million. Per share guidance assumes a weighted average share count of approximately 36 million.

For the full year 2017, revenue is expected to be in the range of $400.0 million to $405.0 million. Net income is expected to be in the range of $40.0 million to $42.0 million, or $1.11 to $1.16 per diluted share. Adjusted net income is expected to be in the range of $52.8 million to $54.3 million, or $1.47 to $1.50 per diluted share, which reflects the non-GAAP tax adjustment. Adjusted EBITDA is expected to be in the range of $114.0 million to $117.8 million. Per share guidance assumes a weighted average share count of approximately 36 million.

Additional information about the non-GAAP financial measures presented in this release, including a reconciliation of the non-GAAP financial measures to their related GAAP financial measures is set forth below under the section entitled “Use of Non-GAAP Financial Measures.”

Quarterly Conference Call
Ellie Mae (the “Company”) will discuss its second quarter 2017 results today, July 27, 2017, via teleconference at 4:30 p.m. Eastern Time. To access the call, please dial 877-719-9799 or 719-325-4791 at least five minutes prior to the 4:30 p.m. Eastern Time start time. A live webcast of the call will be available on the Investor Relations section of the Company’s website at http://ir.elliemae.com. An audio replay of the call will be available through August 10, 2017 by dialing 888-203-1112 or 719-457-0820 and entering access code 8375982.

Use of Non-GAAP Financial Measures
Ellie Mae provides investors with the non-GAAP financial measures of adjusted net income, adjusted EBITDA, adjusted gross profit, and free cash flow in addition to the traditional GAAP operating performance measure of net income as part of its overall assessment of its performance. Adjusted net income consists of net income plus stock-based compensation expense, amortization of intangible assets as well as the income tax effects of the adjustments. EBITDA consists of net income plus depreciation and amortization, amortization of intangible assets, and income tax provision, less other income, net. Adjusted EBITDA consists of EBITDA plus stock-based compensation expense. Adjusted gross profit consists of gross profit plus stock-based compensation and amortization of intangible assets that are included in cost of revenues. Free cash flow consists of net cash provided by operating activities less acquisition of property and equipment and internal-use software, net. Ellie Mae uses adjusted net income, adjusted EBITDA, and adjusted gross profit as measures of operating performance because they enable period to period comparisons by excluding potential differences caused by variations in the age and depreciable lives of fixed assets, the amortization of intangibles related to acquisitions, and changes in interest expense and interest income that are influenced by capital market conditions. The Company also believes it is useful to exclude stock-based compensation expense from adjusted net income, adjusted EBITDA, and adjusted gross profit because the amount of non-cash expense associated with stock-based awards made at certain prices and points in time (a) do not necessarily reflect how the Company’s business is performing at any particular time and (b) can vary significantly between periods due to the timing of new stock-based awards. The income tax effects are calculated based on the annual non-GAAP effective tax rate, which quantifies the tax effects of the non-GAAP adjustments. These non-GAAP measures are not measurements of the Company’s financial performance under GAAP and have limitations as analytical tools. Accordingly, these non-GAAP financial measures should not be considered a substitute for, or superior to, net income or operating income or other financial measures calculated in accordance with GAAP. The Company cautions that other companies in Ellie Mae’s industry may calculate adjusted net income, EBITDA, adjusted EBITDA, adjusted gross profit, and free cash flow differently than the Company does, further limiting their usefulness as a comparative measure. A reconciliation of net income to adjusted net income, EBITDA and adjusted EBITDA, gross profit to adjusted gross profit, and operating cash flow to free cash flow are included in the tables below.

Note Regarding Employee Share-Based Payment Accounting Standard
Ellie Mae adopted an accounting standard issued in 2016 where excess tax benefit generated upon the settlement or exercise of stock awards are no longer recognized as additional paid-in capital, but are instead recognized as an income tax benefit. The adoption was effective January 1, 2017 and the Company recognized a benefit to GAAP net income of $7.3 million and $13.8 million for the three and six months ended June 30, 2017. The adoption also resulted in a $1.2 million increase in net cash provided by operating activities and a corresponding $1.2 million decrease in net cash provided by financing activities for the six months ended June 30, 2016.

Disclosure Information
Ellie Mae uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors should monitor Ellie Mae’s investor relations website in addition to following Ellie Mae’s press releases, SEC filings, and public conference calls and webcasts.

About Ellie Mae
Ellie Mae (NYSE:ELLI) is the leading cloud-based platform provider for the mortgage finance industry. Ellie Mae’s technology solutions enable lenders to originate more loans, reduce origination costs, and shorten the time to close, all while ensuring the highest levels of compliance, quality and efficiency. Visit EllieMae.com or call (877) 355-4362 to learn more.

Forward-Looking Statements
This press release contains forward-looking statements under the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include projected revenue, net income, adjusted EBITDA, and adjusted net income for the third quarter and fiscal year 2017. These statements involve known and unknown risks, uncertainties, and other factors which may cause Ellie Mae’s results to be materially different than those expressed or implied in such statements. Such differences may be based on factors such as changes in the volume of residential mortgages in the United States; changes in other macroeconomic factors affecting the residential real estate industry; changes in strategic planning decisions by management; our ability to manage growth and expenses as we continue to scale our business; reallocation of internal resources; costs incurred and delays in developing new products; changes in anticipated rates of SaaS seat additions, and new customer acquisitions; the possibility that economic benefits of future opportunities may never materialize, including unexpected variations in market growth and demand for the acquired products and technologies; delays and disruptions, including changing relationships with partners, customers, employees or suppliers; the satisfactory performance, reliability and availability of our products and services; the amount of costs incurred in connection with supporting and integrating new customers and partners; ongoing personnel and logistical challenges of managing a larger organization; changes in other macroeconomic factors affecting the residential real estate industry and other risk factors included in documents that Ellie Mae has filed with the U.S. Securities and Exchange Commission (“SEC”), including but not limited to its Annual Report on Form 10-K for the year ended December 31, 2016 as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the SEC. Other unknown or unpredictable factors also could have material adverse effects on Ellie Mae’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Ellie Mae cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Ellie Mae expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances, unless otherwise required by law.

IR CONTACTS:

Alex Hughes
VP of Investor Relations
Ellie Mae, Inc.
(925) 227-7079
IR@elliemae.com

Lisa Laukkanen
The Blueshirt Group for Ellie Mae, Inc.
(415) 217-4967
lisa@blueshirtgroup.com

PRESS CONTACT:

Erica Harvill
Ellie Mae, Inc.
(925) 227-5913
Erica.Harvill@elliemae.com

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© 2017 Ellie Mae, Inc. Ellie Mae®, Encompass®, AllRegs®, the Ellie Mae logo and other trademarks or service marks of Ellie Mae, Inc. appearing herein are property of Ellie Mae, Inc. or its subsidiaries. All rights reserved. Other company and product names may be trademarks or copyrights of their respective owners.

Ellie Mae, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share amounts)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$213,204	$380,907
Short-term investments	120,454	41,841
Accounts receivable, net of allowance for doubtful accounts of $249 and $45 as of June 30, 2017 and December 31, 2016, respectively	45,542	39,358
Prepaid expenses and other current assets	18,965	15,209
Total current assets	398,165	477,315
Property and equipment, net	156,698	126,297
Long-term investments	121,096	45,931
Intangible assets, net	15,133	17,289
Deposits and other assets	22,705	10,138
Goodwill	74,547	74,547
Total assets	$788,344	$751,517
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$15,831	$15,942
Accrued and other current liabilities	22,901	39,809
Deferred revenue	17,985	23,126
Total current liabilities	56,717	78,877
Leases payable, net of current portion	28	85
Other long-term liabilities	16,424	17,647
Total liabilities	73,169	96,609

Stockholders' equity:
Common stock, $0.0001 par value per share; 140,000,000 authorized shares, 34,320,850 and 33,685,649 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	3	3
Additional paid-in capital	629,443	612,098
Accumulated other comprehensive loss	(264)	(219)
Retained earnings	85,993	43,026
Total stockholders' equity	715,175	654,908
Total liabilities and stockholders' equity	$788,344	$751,517

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months ended June 30,		Six Months ended June 30,
	2017	2016	2017	2016
Revenues	$104,125	$90,098	$197,127	$163,723
Cost of revenues(1)	38,267	28,453	73,035	55,084
Gross profit	65,858	61,645	124,092	108,639
Operating expenses:
Sales and marketing(1)	13,860	12,506	33,240	27,792
Research and development(1)	16,046	14,662	33,453	27,115
General and administrative(1)	18,727	17,793	35,669	33,525
Total operating expenses	48,633	44,961	102,362	88,432
Income from operations	17,225	16,684	21,730	20,207
Other income, net	762	162	1,263	361
Income before income taxes	17,987	16,846	22,993	20,568
Income tax provision (benefit)	(836)	6,258	(5,429)	7,474
Net income	$18,823	$10,588	$28,422	$13,094
Net income per share of common stock:
Basic	$0.55	$0.36	$0.84	$0.44
Diluted	$0.52	$0.34	$0.79	$0.42
Weighted average common shares used in computing net income per share of common stock:
Basic	34,028,553	29,578,630	33,866,233	29,643,779
Diluted	35,908,813	31,188,599	35,771,565	31,279,512

Net income	$18,823	$10,588	$28,422	$13,094
Other comprehensive income, net of taxes
Unrealized gain (loss) on investments	(103)	101	(45)	429
Comprehensive income	$18,720	$10,689	$28,377	$13,523

(1) Includes stock-based compensation expense of the following for the periods presented:
Cost of revenues	$1,675	$1,132	$3,119	$2,102
Sales and marketing	1,258	1,059	2,434	1,937
Research and development	2,098	1,944	3,959	3,448
General and administrative	3,479	3,883	6,849	7,221
	$8,510	$8,018	$16,361	$14,708

Ellie Mae, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Six Months ended June 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$28,422	$13,094
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,282	8,679
Amortization of intangible assets	2,156	2,949
Stock-based compensation expense	16,361	14,708
Deferred income taxes	(5,662)	6,153
Loss on disposal of property and equipment	—	5
Amortization (accretion) of investments	(139)	490
Changes in operating assets and liabilities:
Accounts receivable, net	(6,183)	(15,738)
Prepaid expenses and other current assets	(3,757)	(1,388)
Deposits and other assets	194	(1,580)
Accounts payable	2,677	(432)
Accrued, other current and other liabilities	(10,243)	(6,629)
Deferred revenue	(5,087)	2,895
Net cash provided by operating activities	35,021	23,206
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(21,800)	(15,566)
Acquisition of internal-use software	(25,478)	(16,373)
Purchases of investments	(181,760)	(35,615)
Maturities of investments	28,076	31,551
Sale of investments	—	20,000
Net cash used in investing activities	(200,962)	(16,003)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of capital lease obligations	(553)	(2,080)
Proceeds from issuance of common stock under employee stock plans	10,207	9,127
Payment of issuance costs relating to common stock issued in public offering	(15)	—
Tax payments related to shares withheld for vested restricted stock units	(11,401)	(4,037)
Net cash provided by (used in) financing activities	(1,762)	3,010
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(167,703)	10,213
CASH AND CASH EQUIVALENTS, Beginning of period	380,907	34,396
CASH AND CASH EQUIVALENTS, End of period	$213,204	$44,609
Supplemental disclosure of cash flow information:
Cash paid for interest	$370	$145
Cash paid for income taxes	$463	$129
Supplemental disclosure of non-cash investing and financing activities:
Fixed asset purchases accrued but not paid	$3,172	$3,709
Stock-based compensation capitalized to property and equipment	$2,178	$1,125

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months ended June 30,		Six Months ended June 30,
	2017	2016	2017	2016
Net income	$18,823	$10,588	$28,422	$13,094
Depreciation and amortization	8,943	4,725	16,282	8,679
Amortization of intangible assets	1,078	1,492	2,156	2,949
Other income, net	(762)	(162)	(1,263)	(361)
Income tax provision (benefit)	(836)	6,258	(5,429)	7,474
EBITDA	27,246	22,901	40,168	31,835

Stock-based compensation expense	8,510	8,018	16,361	14,708
Adjusted EBITDA	$35,756	$30,919	$56,529	$46,543

Gross profit	$65,858	$61,645	$124,092	$108,639
Stock-based compensation expense(1)	1,675	1,132	3,119	2,102
Amortization of intangible assets(1)	767	1,174	1,534	2,313
Adjusted gross profit	$68,300	$63,951	$128,745	$113,054

Net income	$18,823	$10,588	$28,422	$13,094
Stock-based compensation expense	8,510	8,018	16,361	14,708
Amortization of intangible assets	1,078	1,492	2,156	2,949
Income tax effects of adjustments(2)	(10,178)	(3,290)	(19,783)	(6,374)
Adjusted net income(2)	$18,233	$16,808	$27,156	$24,377

Shares used to compute adjusted net income per share
Basic	34,028,553	29,578,630	33,866,233	29,643,779
Diluted	35,908,813	31,188,599	35,771,565	31,279,512

Adjusted net income per share
Basic	$0.54	$0.57	$0.80	$0.82
Diluted	$0.51	$0.54	$0.76	$0.78

Ellie Mae, Inc.
NON-GAAP RECONCILIATION - (continued)
(UNAUDITED)
(in thousands, except share and per share amounts)

	Three Months ended June 30,		Six Months ended June 30,
	2017	2016	2017	2016
Net cash provided by operating activities(3)	$36,443	$33,266	$35,021	$23,206
Acquisition of property and equipment and internal-use software, net	(24,512)	(11,529)	(47,278)	(31,939)
Free cash flow	$11,931	$21,737	$(12,257)	$(8,733)

(1) Amount represents the cost of revenues portion of stock-based compensation expense and amortization of intangible assets.

(2) The prior period amount has been adjusted to include the tax effects of the adjustments to net income to conform to the current period presentation.

(3) As a result of the Company’s adoption of ASU No. 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Shared-Based Payment Accounting (“ASU 2016-09”) in the first quarter of 2017, the Company has retrospectively applied the standard to its condensed consolidated statements of cash flows in which the Company no longer classifies the excess tax benefits from employee stock plans as a reduction from operating cash flows. This resulted in a $1.2 million increase in net cash provided by operating activities and a corresponding $1.2 million decrease in net cash provided by financing activities for the six months ended June 30, 2016.

Ellie Mae, Inc.
NON-GAAP RECONCILIATION
(UNAUDITED)
(in thousands, except share and per share amounts)

	Third Quarter 2017 Projected Range		Fiscal 2017 Projected Range
Net Income	$7,000	$8,000	$40,000	$42,000

Depreciation and amortization	9,600	9,700	36,000	37,000
Amortization of intangible assets	1,100	1,100	4,300	4,300
Income tax provision/other	2,700	3,100	(3,300)	(3,000)
EBITDA	20,400	21,900	77,000	80,300

Stock-based compensation expense	10,000	10,500	37,000	37,500
Adjusted EBITDA	$30,400	$32,400	$114,000	$117,800

Net Income	$7,000	$8,000	$40,000	$42,000
Stock-based compensation expense	10,000	10,500	37,000	37,500
Amortization of intangible assets	1,100	1,100	4,300	4,300
Income tax effects of adjustments	(4,250)	(4,550)	(28,500)	(29,500)
Adjusted net income	$13,850	$15,050	$52,800	$54,300

Shares used to compute non-GAAP net income per share
Basic	34,400,000	34,700,000	33,800,000	34,000,000
Diluted	36,100,000	36,300,000	36,000,000	36,200,000

Projected net income per share
Basic	$0.20	$0.23	$1.18	$1.24
Diluted	$0.19	$0.22	$1.11	$1.16

Adjusted net income per share
Basic	$0.40	$0.43	$1.56	$1.60
Diluted	$0.38	$0.41	$1.47	$1.50